UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2010

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard Englewood CO 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303)220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

Liberty Global, Inc. (LGI) indirectly owns 100% of UPC Germany GmbH (UPC Germany).  On January 28, 2010, UPC Germany completed the acquisition of Unitymedia GmbH (Unitymedia), Germany’s second largest broadband communications operator. In the following paragraph, convenience translations into U.S. dollars are calculated using the March 2, 2010 exchange rate.

On November 20, 2009, UPC Germany issued (i) €1,430.0 million ($1,943.8 million) principal amount of 8.125% senior secured notes due 2017and $845.0 million principal amount of 8.125% senior secured notes due 2017 (collectively, the Senior Secured Notes) and (ii) €665.0 million ($903.9 million) principal amount of 9.625% senior notes due 2019 (the Senior Notes). On December 21, 2009, UPC Germany entered into an €80.0 million ($108.7 million) secured revolving credit facility agreement with certain lenders (the Unitymedia Revolving Credit Facility). The net proceeds from the sale of the Senior Notes and Senior Secured Notes were placed into two escrow accounts. On January 28, 2010, UPC Germany used €849.2 million ($1,154.3 million) of cash from the escrow accounts to fund a portion of the purchase price for the Unitymedia acquisition. In connection with UPC Germany’s acquisition of Unitymedia and in accordance with the requirements of the indentures for the Senior Secured Notes and the Senior Notes, UPC Germany gave notice to the trustee for Unitymedia’s existing senior and senior secured notes and to the facility agent for Unitymedia’s then existing term loan and revolving credit facility of its intent to redeem such indebtedness no later than March 2, 2010. On March 2, 2010 (i) the remaining balances in the escrow accounts were released in connection with the redemption of Unitymedia’s then existing indebtedness under its (a) €1,350.0 million ($1,835.1 million) senior secured floating rate notes issued by Unitymedia Hessen GmbH & Co. KG (Unitymedia Hessen) and Unitymedia NRW GmbH (Unitymedia NRW) due 2013 (of which €1,024.0 million ($1,391.9 million) was outstanding); (b) €235.0 million ($319.4 million) 10.125% senior notes issued by Unitymedia GmbH due 2015 (and payment of applicable call premium of €11.9 million ($16.2 million)); (c) $151.0 million 10.375% senior notes issued by Unitymedia GmbH due 2015 (and payment of applicable call premium of $7.8 million); (d) €215.0 million ($292.2 million) 8.75% senior notes issued by Unitymedia GmbH due 2015 (and payment of applicable call premium of €9.4 million ($12.8 million)) and (e) €100.0 million ($135.9 million) term loan facility. Additionally, Unitymedia’s existing undrawn €130.0 million ($176.7 million) revolving credit facility was cancelled.  Accrued interest on Unitymedia’s existing indebtedness of €12.8 million ($17.4 million) in the aggregate was also paid. As Unitymedia cash of €198.0 million ($269.1 million) was used to repay a portion of the above-described indebtedness of Unitymedia, a roughly equivalent amount was released from the escrow accounts to UPC Germany and, subject to certain tax considerations, will add to the parent level liquidity of LGI. On March 2, 2010 (i) the obligations of UPC Germany under the Senior Secured Notes were assumed by Unitymedia Hessen and Unitymedia NRW; (ii) the obligations of UPC Germany under the Senior Notes were assumed by Unitymedia GmbH and (iii) the obligations of UPC Germany under the Unitymedia Revolving Credit Facility were assumed by Unitymedia Hessen and Unitymedia NRW.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

	By:	/s/ RANDY L. LAZZELL
Name:Randy L. Lazzell
Title: Vice President

Date: March 3, 2010